UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2020

Watford Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (State or other jurisdiction of incorporation or organization)	001-38788 (Commission File No.)	98-1155442 (I.R.S. Employer Identification Number)
Waterloo House, 1st Floor 100 Pitts Bay Road, Pembroke HM 08, Bermuda (Address of principal executive offices)
(441) 278-3455 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	WTRE	Nasdaq Global Select Market
8½% Cumulative Redeemable Preference Shares	WTREP	Nasdaq Global Select Market

Item 1.01        Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

As previously reported by Watford Holdings Ltd., a Bermuda exempted company (the “Company” or “Watford”), on its Current Report on Form 8-K filed October 13, 2020 (the “October 13, 2020 8-K”), on October 9, 2020, the Company entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Arch Capital Group Ltd., a Bermuda exempted company (“Parent”), and Greysbridge Ltd., a Bermuda exempted company limited by shares and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Company”).

On November 2, 2020, the Company, Parent and Merger Sub entered into Amendment No. 1 to the Original Merger Agreement (the “Amendment” and, the Original Merger Agreement as amended by the Amendment, the “Merger Agreement”). As described in more detail below, the Amendment modifies the Original Merger Agreement to increase the consideration payable by Arch to the Company’s common shareholders, decrease the amount of losses the Company’s non-investment grade portfolio can experience in order for Parent to remain obligated to consummate the Merger and increase the termination fee payable by the Company under certain circumstances.

As a result of the Amendment, the Merger Agreement now provides that, subject to certain conditions set forth therein:

•at the effective time of the Merger (the “Effective Time”), each issued and outstanding common share, par value $0.01 per share, of the Company (the “Common Shares”) (other than (x) shares to be canceled pursuant to the Merger Agreement and (y) restricted share units to be canceled and exchanged pursuant to the Merger Agreement), shall be converted into the right to receive $35.00 in cash, without interest (the “Merger Consideration”);
•Parent’s obligation to consummate the Merger is conditioned on the Company’s non-investment grade portfolio not suffering a loss of more than $208 million from September 30, 2020, through the date that is two business days prior to the closing of the Merger; and
•upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a qualifying Superior Proposal (as defined in the Merger Agreement), the Company will be required to pay Parent a termination fee of $28,100,000.

In addition, the Company delivered an Amended and Restated Company Disclosure Letter to the Merger Agreement in connection with the Amendment.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment filed as Exhibit 2.1 hereto and incorporated herein by reference. For more information about the Original Merger Agreement, see the October 13, 2020 8-K.

Enstar Voting and Support Agreement

At the same time the Company entered into the Amendment, on November 2, 2020, the Company also entered into a Voting and Support Agreement (the “Enstar Voting Agreement”) with Parent, Enstar Group Limited (“Enstar”) and Cavello Bay Reinsurance Limited (“Cavello Bay”), a subsidiary of Enstar. In the Enstar Voting Agreement, Cavello Bay represented that, as of November 2, 2020, it beneficially owned 1,815,858 of the Company’s Common Shares, representing approximately 9.1% of the Company’s total issued and outstanding Common Shares. Pursuant to the Enstar Voting Agreement, Cavello Bay has agreed to vote all of the Company’s Common Shares owned by it in favor of the adoption of the Merger Agreement and the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, and the approval of the transactions contemplated thereby and against (i) any proposal for a business combination involving the Company and any other person that would reasonably be expected to interfere with or adversely affect in any material respect the transactions contemplated by the Merger Agreement, (ii) any other action that would be reasonably likely to result in any conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, (iii) any amendment or other change to the Company organizational documents that would interfere with or adversely affect in any material respect the transactions contemplated by the Merger Agreement, and (iv) any other material change in the Company’s corporate structure or business that would reasonably be expected to interfere with or adversely affect in any material respect the transactions contemplated by the Merger Agreement. Pursuant to the Enstar Voting Agreement, Enstar and Cavello Bay have agreed not to (i) solicit, initiate, knowingly encourage or facilitate any Inquiry (as such term is defined in the Merger Agreement), (ii) furnish non-public information regarding the Company to any person in connection with an Inquiry or an Alternative Proposal (as such term is defined in the Merger

Agreement), (iii) enter into, continue or maintain discussions or negotiations with any person with respect to an Inquiry or an Alternative Proposal, (iv) otherwise cooperate with or assist or participate in or facilitate any discussions or negotiations regarding, or take any other action to facilitate, any Inquiries or the making of any proposal that constitutes, or could be reasonably expected to result in, an Alternative Proposal, (v) approve, agree to, accept, endorse or recommend any Alternative Proposal, or (vi) enter into any letter of intent, agreement in principle, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any Alternative Proposal. As previously disclosed, following the Company’s entry into the Original Merger Agreement, Enstar made an unsolicited, non-binding proposal to acquire the Company’s Common Shares for $34.50 per share; as a result of the parties entry into the Enstar Voting Agreement, the Company and Enstar have ceased discussions and negotiations regarding such proposal.

The Enstar Voting Agreement will terminate upon the earliest of: (a) the closing of the Merger, (b) termination of the Merger Agreement, (c) delivery of written notice from Parent terminating the Enstar Voting Agreement and (d) entry into or effectiveness of any amendment of any provision of the Merger Agreement that (i) reduces the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement) in a manner adverse to shareholders of the Company, (ii) extends the End Date (as such term is defined in the Merger Agreement), or (iii) imposes any material restrictions or additional material conditions on the consummation of the Merger or the payment of the Merger Consideration or otherwise in a manner adverse to shareholders of the Company.

The foregoing description of the Enstar Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Enstar Voting Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Affiliates of Parent manage the Company’s underwriting business and part of the Company’s investment grade portfolio.

Item 8.01        Other Events.

On November 2, 2020, the Company issued a press release announcing that it entered into the Amendment and the Enstar Voting Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description
2.1*	Amendment No. 1, dated November 2, 2020, by and among Watford Holdings Ltd., Arch Capital Group Ltd. and Greysbridge Ltd., to the Agreement and Plan of Merger, dated as of October 9, 2020.
10.1	Voting and Support Agreement, dated as of November 2, 2020, by and among Watford Holdings Ltd., Arch Capital Group Ltd., Enstar Group Limited and Cavello Bay Reinsurance Limited.
99.1	Press Release, dated November 2, 2020, issued by Watford Holdings Ltd.
*Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules to the SEC upon request.

Cautionary Note Regarding Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward−looking statements. This report or any other written or oral statements made by or on behalf of Watford and its subsidiaries may include forward−looking statements, which reflect Watford’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this report are forward−looking statements. Forward−looking statements can generally be identified by the use of forward−looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward−looking statements involve Watford’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: one or more closing conditions to the Merger, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the

Merger, or that the required approval of the Merger Agreement by the shareholders of Watford may not be obtained; the business of Watford may suffer as a result of uncertainty surrounding the Merger and there may be challenges with employee retention as a result of the pending Merger; the Merger may involve unexpected costs, liabilities or delays; legal proceedings may be initiated related to the Merger; an event, change or other circumstance may occur that could give rise to the termination of the Merger Agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement); adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and Watford’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of Watford’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; Watford’s ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses Watford has acquired or may acquire into its existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to Watford of reinsurance to manage Watford’s gross and net exposures; the failure of others to meet their obligations to Watford; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR and other factors identified in Watford’s filings with the U.S. Securities and Exchange Commission (“SEC”).

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to Watford or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Watford does not undertake any obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Watford intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A, and Watford and certain other persons, including Arch Capital Group Ltd., intend to file a Schedule 13E-3 transaction statement with the SEC. Following the filing of the definitive proxy statement with the SEC, Watford will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Watford, free of charge, from the SEC’s web site (www.sec.gov). Investors may also obtain Watford’s SEC filings in connection with the transaction, free of charge, by directing a request to Watford Holdings Ltd., Waterloo House, 1st Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.

Participants in the Solicitation

Watford and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Watford’s directors and executive officers is available in its definitive proxy statement for its 2020 annual meeting of shareholders filed with the SEC on April 14, 2020. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement relating to the transaction when it becomes available. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 2, 2020

WATFORD HOLDINGS LTD.

By:	/s/ Jonathan D. Levy
Name: Jonathan D. Levy Title: Chief Executive Officer

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